Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4869

Alanco and YuuZoo Terminate Merger Agreement

(Scottsdale, AZ – September 20, 2011) – Alanco Technologies, Inc. (OTCBB: ALAN.OB) today disclosed mutual termination of its June 29, 2011 agreement to merge with mobile internet provider, YuuZoo Corporation.

Robert R. Kauffman, Alanco Chairman and CEO commented “We are obviously disappointed in this outcome, following intensive efforts by both Alanco and YuuZoo to consummate the merger.  Going forward, we will continue to aggressively pursue new investment opportunities to enhance shareholder value utilizing our valuable public listing, and debt-free balance sheet with cash and securities totaling approximately $6 million.”

Thomas Zilliacus, YuuZoo Chairman and CEO added “We share the disappointment expressed by Alanco.  We will continue to seek a liquidity event that enables us to take advantage of our strong business momentum and very positive outlook.”

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO,
REDUCED DEMAND FOR OUR PRODUCTS; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES; RAPID INDUSTRY CHANGES;
FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE
WITH FINANCIAL COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS.  THE COMPANY’S RISKS INCLUDE BUT ARE NOT LIMITED TO COSTS RELATED TO
THE PROPOSED TRANSACTION; FAILURE TO OBTAIN THE REQUIRED APPROVAL OF THE ALANCO SHAREHOLDERS; RISKS THAT THE CLOSING OF THE TRANSACTION IS SUBSTANTIALLY DELAYED
OR THAT THE TRANSACTION DOES NOT CLOSE; AND MARKET RISK ASSOCIATED WITH HOLDING THE ORBCOMM STOCK.

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